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                                                                      EXHIBIT 11


                          SIMULA, INC. AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

-----------------------------------------------------------------------------------------------------------------------------

                                                   Three Months Ended September 30,         Nine Months Ended September 30,
                                                   -------------------------------         ---------------------------------
                                                       1997                1996                1997                 1996
                                                   -----------         -----------         -----------         -------------
Loss before cumulative effect of a
     change in accounting principle                $(2,385,010)        $(2,087,492)        $(2,932,846)        $  (2,270,988)


Cumulative effect on prior years (to
     December 31, 1995) of changing
     accounting for pre-contract costs
                                                                                                                  (3,239,948)

                                                   -----------         -----------         -----------         -------------
 Net loss                                          $(2,385,010)        $(2,087,492)        $(2,932,846)        $  (5,510,936)
                                                   ===========         ===========         ===========         =============


Number of shares:
     Weighted average shares outstanding
                                                     9,265,429           8,972,221           9,099,186             8,935,259
     Incremental shares for outstanding
          stock options                                     --                  --                  --                    --
                                                   -----------         -----------         -----------         -------------


                                                     9,265,429           8,972,221           9,099,186             8,935,259
                                                   ===========         ===========         ===========         =============

Per share amounts:
     Loss before cumulative effect of a
          change in accounting principle           $     (0.26)        $     (0.23)        $     (0.32)        $       (0.26)

     Cumulative effect on prior years (to
          December 31, 1995) of changing
          accounting for pre-contract costs
                                                                                                                       (0.36)

                                                   -----------         -----------         -----------         -------------
      Net loss                                     $     (0.26)        $     (0.23)        $     (0.32)        $       (0.62)
                                                   ===========         ===========         ===========         =============
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